UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2012 (October 31, 2012)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

See discussion in Item 2.03, which is incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation

On October 31, 2012, Daybreak Oil and Gas, Inc., a Washington corporation (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) by and between the Company, as borrower, and Maximilian Investors LLC, a Delaware limited liability company, as lender (the “Lender”).  The Loan Agreement provides for a revolving credit facility of up to $20 million, maturing on October 31, 2016, with a minimum commitment of $2.5 million.  Loans under the Loan Agreement bear interest at a rate per annum equal to eighteen percent (18%).  The Loan Agreement also provides for a monthly commitment fee of 0.5% per month of the outstanding principal balance of the loans.  The obligations under the Loan Agreement are secured by a perfected first priority security interest in substantially all of the assets of the Company, including the Company’s leases in Kern County, California.

The proceeds of the initial borrowing of $1,650,691 under the facility were used (i) to pay loan fees and closing costs and (ii) to repay in full the Company’s indebtedness evidenced by that certain Loan Agreement, dated as of May 18, 2012, by and among the Company and RTG Steel Company, LLC, an Arizona limited liability company, as co-borrowers, and Luberski, Inc., as lender (the “Luberski Loan”), which indebtedness included default interest, fees and penalties.  The indebtedness under the Luberski Loan was repaid pursuant to the terms of a Settlement and Release Agreement dated as of October 31, 2012 by and between Luberski, Inc. and the Company.  In connection with the repayment in full of the Luberski Loan, the security interest granted by the Company in favor of Luberski, Inc. in the Company's Kern County, California leases was terminated.  Future advances under the facility will primarily be used for oil and gas exploration and development activities.

The Loan Agreement contains customary covenants for loans of such type, including among other things, covenants that restrict the Company’s ability to make capital expenditures, incur indebtedness, incur liens and dispose of property.  The Loan Agreement also contains various events of default, including failure to pay principal and interest when due, breach of covenants, materially incorrect representations and bankruptcy or insolvency.  If an event of default occurs, all of the Company’s obligations under the Loan Agreement could be accelerated by the Lender, causing all loans outstanding (including accrued interest and fees payable thereunder) to be declared immediately due and payable.

In connection with the loan, the Company also entered into a corresponding Promissory Note, deposit account control agreements and a Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, all dated as of October 31, 2012.  The Company’s President and Chief Executive Officer, James F. Westmoreland, also entered into a limited Indemnity Agreement in connection with the loan.

Further, in connection with the loan, pursuant to an Assignment and Assumption Agreement, the Company granted the Lender a ten percent (10%) interest in its oil and gas leases and in its rights under that certain Operating Agreement, dated as of June 11, 2009, originally by and among the Company, San Joaquin Investments, Inc., O & G Energy Partners, LLC, and West Coast Partners, LLC.

The foregoing descriptions of the Loan Agreement and related agreements and the transactions contemplated thereby are qualified in their entirety by the full text of the documents attached hereto as exhibits and incorporated by reference in this report.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Number

Exhibit

10.1*

Loan and Security Agreement dated as of October 31, 2012, by and between Daybreak Oil and Gas, Inc., as borrower, and Maximilian Investors LLC, as lender

10.2*

Promissory Note dated as of October 31, 2012, by Daybreak Oil and Gas, Inc. in favor of Maximilian Investors LLC

10.3*

Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of October 31, 2012, executed by Daybreak Oil and Gas, Inc., in favor of Maximilian Investors LLC

10.4*

Assignment and Assumption Agreement dated as of October 31, 2012, by and between Daybreak Oil and Gas, Inc., as assignor, and Maximilian Investors LLC, as assignee

*

Filed herewith.

[signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By:	/s/ JAMES F. WESTMORELAND

James F. Westmoreland, President and Chief Executive Officer

Date: November 5, 2012

EXHIBIT INDEX

Number

Exhibit

10.1*

Loan and Security Agreement dated as of October 31, 2012, by and between Daybreak Oil and Gas, Inc., as borrower, and Maximilian Investors LLC, as lender

10.2*

Promissory Note dated as of October 31, 2012, by Daybreak Oil and Gas, Inc. in favor of Maximilian Investors LLC

10.3*

Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of October 31, 2012, executed by Daybreak Oil and Gas, Inc., in favor of Maximilian Investors LLC

10.4*

Assignment and Assumption Agreement dated as of October 31, 2012, by and between Daybreak Oil and Gas, Inc., as assignor, and Maximilian Investors LLC, as assignee

*

Filed herewith.

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